CONSENT AND AMENDMENT NO. 4
                                       TO
                                 LOAN AGREEMENT

         CONSENT AND AMENDMENT NO. 4 dated as of November 1, 1998 among SWEETHEART CUP COMPANY INC. ("Borrower"), SWEETHEART HOLDINGS INC. ("Parent"), the financial institutions listed on the signature pages hereof (each a "Lender" and collectively, the "Lenders") and BANKAMERICA BUSINESS CREDIT, INC., as agent (the "Agent").

         WHEREAS, the Borrower, the Parent, the Agent and the Lenders are parties to a certain Amended and Restated Loan and Security Agreement, dated as of October 24, 1997 (the "Loan Agreement"), pursuant to which the Lenders have agreed, subject to the terms and conditions therein set forth, to provide certain financial accommodations to the Borrower; and

         WHEREAS, the Borrower and the Parent desire that the Lenders waive compliance with certain provisions of the Loan Agreement, and the Lenders are willing, subject to the terms and conditions hereinafter set forth, to waive such compliance;

         NOW, THEREFORE, the Borrowers and the Lenders hereby agree as follows:

         SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement.

         SECTION 2. CONSENT. Lenders hereby consent to Borrower's and Parent's changing their fiscal accounting periods as set forth in Exhibit A hereto.

         SECTION 3. AMENDMENTS

         (a) The definitions of "Adjusted Net Earnings from Operations" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting clause "(g)" thereof and substituting the following therefor:

               "(g) non-cash gain or non-cash loss arising from (i) extraordinary items, as determined in accordance with GAAP, and any non-recurring transaction or (ii) from any increase or decrease in calculating the termination liability for the Lily-Tulip , Inc. Salary Retirement Plan resulting from a change in the interest rate reset annually by the PBGC in determining the amounts necessary to annuitize such liability."

         (b) Sections 7.2(b) and (f) of the Loan Agreement are hereby amended by deleting the reference to "month" each time it appears in such sections and substituting therefore the phrase "fiscal month".

         (c) Section 9.26 of the Agreement is hereby amended by deleting the table set forth therein and substituting the following therefor:

                  "Fiscal Quarter        Year           Ratio

                       Third             1998           .38/1
                       Fourth            1998           .70/1
                       First             1999           .55/1
                       Second            1999           .52/1
                       Third             1999           .66/1
                       Fourth            1999           .67/1
                       First             2000           .69/1
                       Second            2000           .70/1
                       Third             2000           .73/1
                       Fourth            2000           .76/1"


         (d) The Applicable Margin with respect to all Base Rate Revolving Loans and LIBOR Revolving Loans is hereby deemed increased by one quarter of one percent (.25%) effective as of the date hereof ; provided, however, that if the certificate required to be delivered pursuant to Section 7.2(e) with respect to Borrower's second Fiscal Quarter of 1999 indicates compliance with Section 9.26, than such increase shall be deemed rescinded effective as of the date of delivery of such certificate.

         SECTION 4. EFFECTIVENESS. The consent and amendment made herein shall become effective when the Lenders (or Majority Lenders) shall have duly executed and delivered this Agreement and counterparts hereof shall have been duly executed and delivered to the Agent by the Borrower and the Parent.

         SECTION 5. COUNTERPARTS AND GOVERNING LAW. This Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Agreement shall be governed by, and construed in accordance with the law of the State of New York.

         SECTION 6. REFERENCES TO LOAN AGREEMENT. From and after the effectiveness of this Agreement and the waivers and agreements contemplated hereby, all references in the Loan Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Loan Agreement as certain provisions thereof are waived or supplemented by this Agreement, and all references in other documents to the Loan agreement shall mean such agreement as certain provisions thereof are waived or supplemented by this Agreement.

         SECTION 7. INVALIDITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or if for any reason it is not deemed so modified, it shall be ineffective and valid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Agreement being prohibited or invalid.

         SECTION 8. RATIFICATION AND CONFIRMATION.  The Loan Agreement is hereby
ratified  and  confirmed  and,  except  as  herein  otherwise  agreed,   remains
unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            SWEETHEART HOLDINGS INC.

                                            By: /s/Roger A. Lindahl
                                               -----------------------
                                            Title: Vice President and Treasurer



                                            SWEETHEART CUP COMPANY INC.


                                            By: /s/ Roger A. Lindahl
                                               -----------------------
                                            Title: Vice President and Treasurer




                                            BANKAMERICA BUSINESS CREDIT, INC.,
                                              Individually and as Agent


                                            By: /s/ Kim Winslow
                                               -----------------------
                                            Title: Senior Account Executive



                                            JACKSON NATIONAL LIFE
                                                INSURANCE COMPANY

                                             By:  PPM FINANCE, INC.


                                            By: /s/ Martin Battaglia
                                               ----------------------------
                                            Title: Senior Managing Director



                                            CONGRESS FINANCIAL CORPORATION


                                            By: /s/ Janet Last
                                               -----------------------
                                            Title: First Vice President

                                            MELLON BANK, N.A.


                                            By:
                                               -----------------------
                                            Title:



                                            TRANSAMERICA BUSINESS CREDIT
                                               CORPORATION

                                            By: /s/ Michael Burns
                                                ---------------------
                                            Title: Senior Vice President